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                                                                   EXHIBIT 10.26

                     HEALTH CARE AND RETIREMENT CORPORATION

                           DEFERRED COMPENSATION PLAN

                              FOR OUTSIDE DIRECTORS

         HEALTH CARE AND RETIREMENT CORPORATION, a corporation organized under the laws of the State of Delaware ("the Corporation") hereby adopts this Deferred Compensation Plan for Outside Directors. The purpose of this Plan is to permit the Outside Directors of the Corporation to defer receipt of all or part of the compensation they are entitled to receive for service on the Corporation's Board of Directors and to provide an opportunity for appreciation in such deferred compensation based upon the appreciation in the price of the Corporation's Common Stock.

                                    ARTICLE I

                                   DEFINITIONS

         Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and the singular shall include the plural, where the context so indicates.

SECTION 1.1 - BOARD

         "Board" shall mean the Board of Directors of the Corporation.

SECTION 1.2 - CHIEF EXECUTIVE OFFICER

         "Chief Executive Officer" shall mean the Chief Executive Officer of the Corporation.

SECTION 1.3 - CHIEF FINANCIAL OFFICER

         "Chief Financial Officer" shall mean the Chief Financial Officer of the Corporation.

SECTION 1.4 - COMMITTEE

         "Committee" shall mean the Incentive Compensation Committee of the Board.

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SECTION 1.5 - COMMON STOCK

         "Common Stock" shall mean the Corporation's Common Stock, $.01 par value.

SECTION 1.6 - COMPENSATION

         "Compensation" shall mean any cash remuneration paid by the Corporation to an Outside Director for services as a Director of the Corporation, including the Director's annual fee and compensation for Board and Committee meetings.

SECTION 1.7 - CORPORATION

         "Corporation" shall mean Health Care and Retirement Corporation, a Delaware corporation.

SECTION 1.8 - DEFERRAL ELECTION

         "Deferral Election" shall mean an election pursuant to Section 3.1.

SECTION 1.9 - DEFERRED COMPENSATION ACCOUNT

         "Deferred Compensation Account" shall mean a memorandum account established and maintained on the books of the Corporation to reflect a Participant's interest in the Plan.

SECTION 1.10 - DIRECTOR

         "Director" shall mean a member of the Board.

SECTION 1.11 - EMPLOYEE

         "Employee" shall mean any employee of the Corporation or of any subsidiary or affiliated organization of the Corporation.

SECTION 1.12 - FAIR MARKET VALUE

         "Fair Market Value" of a share of the Corporation's Common Stock as of a given date shall mean: (i) the closing price of a share of the Corporation's stock on the principal exchange on which shares of the Corporation's stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices

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(in all other cases) for the stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the day previous to such date, as determined in good faith by the Chief Financial Officer; or (iv) if the Corporation's stock is not publicly traded, the fair market value established by the Chief Financial Officer acting in good faith.

SECTION 1.13 - OFFICER

         "Officer" shall mean an officer of the Corporation, as defined in Rule 16a - 1(f), or any successor provision thereof, under the Securities Exchange Act of 1934, as such Rule may be amended in the future.

SECTION 1.14 - OUTSIDE DIRECTOR

         "Outside Director" shall mean a Director who is not an Officer or Employee of the Corporation.

SECTION 1.15 - PLAN

         "Plan" shall mean this Health Care and Retirement Corporation Deferred Compensation Plan for Outside Directors.

SECTION 1.16 - SECRETARY

         "Secretary" shall mean the Secretary of the Corporation.

                                   ARTICLE II

                                  PARTICIPATION

SECTION 2.1 - ELIGIBILITY

         Any Outside Director of the Corporation receiving compensation as a Director may elect to have any or all compensation otherwise payable to him as a Director deferred and paid to him upon his Deferral Termination Date as defined below. Each Outside Director who elects to participate in this Plan shall be referred to herein as a "Participant". A Director who is not an Outside Director is not eligible to participate in this Plan. Officers and Employees of the Corporation are not eligible to participate in this Plan.

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                                   ARTICLE III

                               DEFERRAL ELECTIONS

SECTION 3.1 - DEFERRAL ELECTIONS

         An Outside Director who desires to participate in this Plan shall make such election in writing specifying the portion of his compensation which he desires to defer. Such election shall be submitted to the Secretary of the Corporation no later than 10 days prior to the commencement of the quarter in which such compensation is to be earned.

SECTION 3.2 - IRREVOCABLE ELECTION

         Each Deferral Election shall apply only to that portion of compensation to which it is made and shall be irrevocable. A Participant may elect one time per quarter to change the rate of, or revoke, his Deferral Election with respect to his future compensation. Until so changed or revoked, such Deferral Election shall remain in effect with respect to all future compensation earned by the Participant.

                                   ARTICLE IV

                         DEFERRED COMPENSATION ACCOUNTS

SECTION 4.1 - DEFERRED COMPENSATION ACCOUNT

         There shall be established for each Participant an account to be designated as such Participant's Deferred Compensation Account. All amounts deferred under the Plan shall be credited by the Corporation to the Participant's Deferred Compensation Account. The Corporation shall provide each Participant, at least quarterly, a statement of the balance in his Deferred Compensation Account.

SECTION 4.2 - INVESTMENT UNITS

         The dollar amounts credited to each Deferred Compensation Account shall be converted to, and thereafter expressed in terms of a number of Investment Units, and the value of each Account shall at all times be equal to the value of the Investment Units so allocated to it. The Investment Units available for allocation under the Plan shall be equivalent in value and rate of return to:

         (a)      Shares of the Common Stock of the Corporation ("HCR Stock
Units"); or

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         (b)      The dollar amount so allocated plus the average annual yield on Domestic Corporate Bonds of Moody's A-rated Companies, compounded monthly ("Corporate Bond Units").

         Whenever interest, dividends, or any other form of realized investment return are paid on the Investment Unit equivalencies, a like amount shall be credited to each Account to which such Investment Units have been allocated.

SECTION 4.3 - SELECTION OF INVESTMENT UNITS

         At the time of making his Deferral Election, the Participant shall also specify in writing the percentage of each amount credited to his Deferred Compensation Account that is to be allocated to HCR Stock Units and/or to Corporate Bond Units. A Participant may elect to change one time per quarter the allocation of amounts to be credited to his Deferred Compensation Account.

                                    ARTICLE V

                           PAYMENT OF ACCOUNT BALANCES

SECTION 5.1 - PAYMENT AT DEFERRAL TERMINATION DATE

         The entire amount credited to the Participant's account shall become payable upon the participant's Deferral Termination date which shall be the date upon which the Participant shall cease to be a Director of the Corporation. The amount credited to the Participant's Deferred Compensation Account shall be converted to cash and paid to the Participant in a lump sum within 10 days of the Deferral Termination Date.

SECTION 5.2 - DEATH BEFORE PAYMENT

         In the event of a Participant's death before his Deferred Compensation Account has been paid to him in full, the entire amount then credited to his Account shall be paid in cash in a lump sum to the beneficiary or beneficiaries named by him in a written designation filed with the Secretary (or, in the absence of such a designation, to his estate).

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                                   ARTICLE VI

                                 ADMINISTRATION

SECTION 6.1 - DUTIES AND POWERS OF CHIEF EXECUTIVE OFFICER

         It shall be the duty of the Chief Executive Officer to conduct the general administration of the Plan in accordance with its provisions. The Chief Executive Officer shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules; provided however, that Deferral Elections under the Plan are intended to defer a Participant's receipt of income, for purpose of the Internal Revenue Code of 1986, and all such rules shall be made and interpreted consistent with such intention.

SECTION 6.2 - AMENDMENT AND TERMINATION OF THE PLAN

         The Board may at any time, and from time to time, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no such amendment, suspension or termination may, without the consent of each Participant affected thereby, have any adverse retroactive effect on the rights of any Participant (or any person claiming through or under him) under the Plan unless required by applicable law.

SECTION 6.3 - NO RIGHT TO CONTINUED MEMBERSHIP ON THE BOARD

         Nothing in this Plan shall confer upon any Outside Director any right to continue as a director of the Corporation or shall interfere with the rights of the Corporation and its stockholders, which are hereby expressly reserved, to remove any Outside Director at any time for any reason whatsoever, with or without cause.

SECTION 6.4 - NONASSIGNABILITY

         Rights under the Plan shall not be assignable or transferable or subject to encumbrance or change of any nature, other than by designation of beneficiary to take effect at death or, in the absence of such designation, by will or the laws of descent and distribution. The Plan shall be binding on and inure to the benefit of the Company, each Participant and every person claiming through or under a Participant, and their respective heirs, successors, and assigns.

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SECTION 6.5 - NO FUNDING REQUIRED

         The Corporation shall be under no duty to segregate or set aside any amount credited to any Account from the general assets of the Corporation, but the Board may, in its discretion, direct the establishment of any trusteed, insured, or other payment arrangement from which the Corporation's obligations as to a Participant under the Plan may be paid. No Participant beneficiary, estate, or other person claiming through or under a Participant shall have any legal or beneficial property interest whatsoever in any assets of the Corporation or in any such payment arrangement which may be established at the direction of the Board except as may be expressly provided by such payment arrangement. Neither the establishment of an Account nor the crediting of any amounts thereto nor the establishment of any payment arrangement (except as may be expressly provided by such payment arrangement) shall be deemed to create a trust of any kind, any fiduciary relationship between the Corporation and any person, or any collateral security for the Corporation's obligations under the Plan. To the extent that a Participant or any other person acquires a right to receive any payment from the Corporation under this Plan, such right shall be no greater than that of any other unsecured general creditor of the Corporation.

SECTION 6.6 - RECAPITALIZATION

         If, as a result of a recapitalization of the Corporation, the Corporation's outstanding shares of Common Stock shall be changed into a greater or smaller number of shares, the number of units credited to a Participant's Common Stock Fund account shall be appropriately adjusted on the same basis.

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         I hereby certify that the foregoing Deferred Compensation Plan for
Outside Directors was duly adopted by the Board of Directors of Health Care and Retirement Corporation on December 8, 1992.

         Executed on this 9th day of December, 1992.

                                            /s/ R. Jeffery Bixler
                                            ----------------------------
                                                   Secretary

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